                                                                     EXHIBIT 3.1

C&S 500                                                                    /5686

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|     MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU     |
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|DATE RECEIVED|              |             (FOR BUREAU USE ONLY)              |
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|NAME:     J. MICHAEL BERNARD          |                                      |
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|ADDRESS:  400 RENAISSANCE CENTER      |                                      |
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|          DYKEMA GOSSETT PLLC         |                                      |
|          DETROIT, MICHIGAN  48243    |  EFFECTIVE DATE:                     |
|                                      |                                      |
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DOCUMENT WILL BE RETURNED TO
NAME AND ADDRESS INDICATED ABOVE
                                       CORPORATION IDENTIFICATION NUMBER
                                       ---------------------------------
                                      |   |   |   |         |   |   |   |
                                      | 3 | 3 | 6 |    -    | 7 | 8 | 8 |
                                      |   |   |   |         |   |   |   |
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                            ARTICLES OF INCORPORATION
                          (domestic profit corporation)



     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:


                                    ARTICLE I
                                      NAME

     The name of the corporation is MICROWAVE COMPONENTS ENTERPRISES, INC.




                                   ARTICLE III
                                AUTHORIZED SHARES

     The total authorized capital stock of the corporation is 240,000 shares of Common Stock and 20,000 shares of Preferred Stock.

     A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

PREFERRED STOCK

     Issuance in Series. The Preferred Stock may be issued in one or more series and the shares of all series will rank equally and be substantially identical in all respects, except that with respect to each series the Board of Directors may fix, among other things, the dividends payable thereon, the times and prices of redemption, if any, the amount payable upon liquidation, the retirement or sinking fund, if any, the conversion rights, if any, the restrictions, if any, on the payment of dividends or to retirements of junior stock, the limitations, if any, on the creation of indebtedness or the issuance of stock of equal or prior rank, and the number of shares to comprise each series.

     Dividend Rights. The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series will be entitled to receive dividends, and whether such dividends shall be cumulative.

     Redemption Provisions. The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series will have redemption rights. The shares of Preferred Stock of each series, if redeemable, will be redeemable at a time so fixed and determined, in whole or in part, and by lot or in such other manner as the Board of Directors may determine.

     Sinking Fund. The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall be entitled to the benefits of a retirement or sinking fund.

     Conversion Rights. The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall have conversion or exchange rights.

     Voting Rights. The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall have voting rights.

     General. The Board of Directors is authorized to determine any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions relating to the Preferred Stock, or any series thereof, as shall not be inconsistent with this Article III or Michigan law. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not substantially adversely affect the holders of such other series of Preferred Stock or the Common Stock.

     Reissue of Reacquired Shares; Issuance of Additional Shares of Same Series. Shares of any series of Preferred Stock which have been issued and reacquired in any manner including shares redeemed by purchases (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of the new series.

     Amendment to Articles of Incorporation. Any resolution of the Board of Directors establishing and designating a series of Preferred Stock and fixing and determining the relevant rights and preferences thereof shall be appropriately filed with the State of Michigan as an amendment to the Articles of Incorporation.

COMMON STOCK

     Subject to the preferences accorded the holders of Preferred Stock pursuant to the Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time. Subject to the preferences provided in the Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all the remaining assets of the corporation available for distribution. Holders of Common Stock shall have equal voting and other rights share for share.



                                   ARTICLE IV
                      REGISTERED OFFICE AND RESIDENT AGENT

     The address and mailing address of the initial registered office is 15450 East Jefferson, Grosse Pointe Park, Michigan 48230. The name of the initial resident agent is John L. Smucker.


                                    ARTICLE V
                        LIMITATION OF DIRECTOR LIABILITY

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA; or (iv) a transaction from which the director derived an improper personal benefit.

     If the MBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended MBCA as so amended.

     No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI
               COMPROMISE, ARRANGEMENT, OR PLAN OF REORGANIZATION

     Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the State of Michigan may, on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs.

     If a majority in number, representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agrees to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.


                                   ARTICLE VII
                CORPORATE ACTION WITHOUT MEETING OF SHAREHOLDERS

     Any action required or permitted by the MBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.


                                  ARTICLE VIII
                                  INCORPORATOR

     The name and business address of the incorporator is J. Michael Bernard, Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243.




     I, the incorporator, sign my name this 5th day of October, 1995.



                                   /s/ J. Michael Bernard
                                   --------------------------------
                                   J. Michael Bernard, Incorporator

RETURN DOCUMENT TO:

         J. Michael Bernard
         Dykema Gossett PLLC
         400 Renaissance Center
         Detroit, Michigan 48243


NAME OF ORGANIZATION REMITTING FEES:

         Dykema Gossett PLLC


PREPARER'S NAME AND BUSINESS TELEPHONE NUMBER:

         J. Michael Bernard
         (313) 568-5374 / 5686

C&S 515 (Rev. 8/96)
--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                        (FOR BUREAU USE ONLY)


-----------------------------------




-----------------------------------------------------

Name:  J. Michael Bernard, Dykema Gossett PLLC
-----------------------------------------------------

Address:  400 Renaissance Center                       EFFECTIVE DATE:
-----------------------------------------------------

City: Detroit   State: Michigan   Zip Code: 48243
--------------------------------------------------------------------------------
Document will be returned to the name and address you enter above





            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                 FOR USE BY DOMESTIC PROFIT AND/OR CORPORATIONS



         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), and/or Act 162, Public Acts of 1982 ( corporations), the undersigned corporations execute the following Certificate:




                     MICROWAVE COMPONENTS ENTERPRISES, INC.




1.       The present name of the corporation is:

                   MICROWAVE COMPONENTS ENTERPRISES, INC.

2.       The Identification number assigned by the Bureau is:

                   336-788.

3.       The location of the registered office is:

                   300 Dino Drive, Ann Arbor, Michigan 48103.

4. The first sentence of Article III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE III

                                Authorized Shares

                  The total authorized capital stock of the corporation is 340,000 shares of Common Stock and 20,000 shares of Preferred Stock."

5. The foregoing amendment to Article III of the Articles of Incorporation was duly adopted on the 15th day of April, 1997, by the shareholders at a meeting at which the necessary votes were cast in favor of the amendment.



                                Signed this 20th day of October, 1997



                                By: /s/ John L. Smucker
                                    --------------------------------------------
                                    John L. Smucker, President of
                                    Microwave Components Enterprises, Inc.

C&S 515 (Rev. 8/96)

         MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
          CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
-----------------------------------------------------------------------

Date Received                             (FOR BUREAU USE ONLY)





Name:  J. Michael Bernard, Dykema Gossett PLLC
------------------------------------------------------------------------

Address:  400 Renaissance Center                       EFFECTIVE DATE:
-------------------------------------------------------          -------

City:  Detroit               State:  Michigan          Zip Code: 48243
------------------------------------------------------------------------
------------------------------------------------  ----------------------
Document will be returned to the name and address you enter above






            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                 FOR USE BY DOMESTIC PROFIT AND/OR CORPORATIONS



         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), and/or Act 162, Public Acts of 1982 ( corporations), the undersigned corporations execute the following Certificate:




                     MICROWAVE COMPONENTS ENTERPRISES, INC.




1.       The present name of the corporation is:

                MICROWAVE COMPONENTS ENTERPRISES, INC.

2.       The Identification number assigned by the Bureau is:

                336-788.

3.       The location of the registered office is:

                300 Dino Drive, Ann Arbor, Michigan 48103.

4. The following Articles of the Articles of Incorporation are hereby amended as follows:

         (a) Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE I
                                      Name

         The name of the corporation is MCE COMPANIES, INC."

         (b) The Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock, Liquidation Value $1,000 per Share, as set forth in Article III of the Articles of Incorporation, in the form filed as a Certificate of Amendment to the Articles of Incorporation on July 23, 1996, is hereby amended to read in its entirety as set forth on ANNEX A attached hereto and hereby incorporated by reference herein.

5. The foregoing amendments to Article I and Article III of the Articles of Incorporation described in Items 4(a) and 4(b) above, respectively, were duly adopted as of the 17th day of October, 1997, by written consent of all of the shareholders entitled to vote in accordance with
         Section 407(2) of the Act.



                        Signed this 20th day of October, 1997



                        By:      /s/ John L. Smucker
                                 -------------------------------------------
                                 John L. Smucker, President of
                                 Microwave Components Enterprises, Inc.

                                     ANNEX A
                                       to
            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       for
                     MICROWAVE COMPONENTS ENTERPRISES, INC.




                              AMENDED AND RESTATED
                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                             PREFERENCES AND RIGHTS
                         OF THE SERIES A PREFERRED STOCK

                       LIQUIDATION VALUE $1,000 PER SHARE




         WHEREAS, pursuant to the authority conferred upon the Board of Directors of the Company by Article III of the Articles of Incorporation, the Board of Directors established and designated and provided for the issuance of a series of preferred stock, designated "Series A Preferred Stock" (the "Preferred Stock"), consisting of 4,000 shares, $1,000 liquidation value per share; and

         WHEREAS, as a result of the foregoing, the Board of Directors of the Company did fix and determine the relative rights, powers and preferences of the Preferred Stock to be as set forth in that certain Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock, Liquidation Value $1,000 per Share, as set forth in Article III of the Articles of Incorporation, in the form filed as a Certificate of Amendment to the Articles of Incorporation on July 23, 1996 (the "Certificate of Designations"); and

         WHEREAS, the Board of Directors of the Company and the holders of the Common Stock and the holders of the Preferred Stock have approved the amendment and restatement of the Certificate of Designations;

         NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Designations shall be amended and restated in its entirety as set forth below:

         1. Rights on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Junior Shares (hereinafter defined), the amount of $1,000 per share plus any accrued but unpaid dividends thereon. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred

Stock shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this Section 1, the holders of shares of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         2.       Dividends.

                  (a) The dividend rate on shares of the Preferred Stock shall be $80 per share per annum for the period of July 23, 1996 through July 22, 2002 and shall be $160 per share per annum for the period after July 22, 2002. Dividends on shares of the Preferred Stock shall be fully cumulative and shall accrue, without interest, from the date of issuance of such shares, and shall be payable in cash, when and as declared by the Board of Directors out of Available Funds (hereinafter defined), in arrears on September 30, 1996 and quarterly in arrears thereafter on December 31, March 31, June 30 and September 30 of each year. Notwithstanding anything to the contrary in this Section 2, the Board of Directors shall declare dividends on the Preferred Stock to the extent, in its good faith judgment, there are Available Funds to pay such quarterly dividends. To the extent there are insufficient Available Funds to pay all holders of the Preferred Stock the full quarterly dividend for any quarter, the Board of Directors shall declare a dividend to all holders of the Preferred Stock on a pro rata basis to the extent of Available Funds, if any. Holders of shares of the Preferred Stock shall be entitled to receive such dividends in preference to and in priority over dividends upon Junior Shares. The holders of shares of the Preferred Stock shall not be entitled to any dividends other than the dividends provided in this Section 2.

                  (b) If at any time the Company has failed to pay accrued dividends on any shares of the Preferred Stock at the time outstanding at the times such dividends are due and payable, the Company shall not declare or pay any dividend on Junior Shares or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in Junior Shares).

         3.       Mandatory Redemption.

                  (a) Upon the occurrence of a Triggering Event (described in paragraph (b) below), and subject to the terms and provisions hereof, each holder of the shares of the Preferred Stock shall have the right, but not the obligation, to tender all, but not less than all, of such holder's shares, at a price of $1,000 per share plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for redemption (the "Redemption Price"). The holder's right to tender pursuant to this Section 3 shall continue up to the twenty-fifth (25th) day after the later of the date of its receipt of the Triggering Event Notice provided for in paragraph (c) of this Section 3 or the date of the Triggering Event. The holder's right to tender shall be exercised by the surrender to the Company, at its principal office or such other office maintained by the Company for that purpose, of a certificate or certificates representing the shares of the Preferred Stock, duly endorsed in blank (with signatures guaranteed), and accompanied by written notice that the holder elects to tender such shares for redemption (the "Redemption Notice"). Redemption of tendered shares shall occur on or before the close of business on the tenth
(10th) day (the "Redemption Date") after the date such Redemption Notice is received by the Company.

                  (b) The occurrence of any one of the following events shall constitute a "Triggering Event": (i) a sale, transfer or other disposition of all or substantially all of the assets of the Company or the sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or a merger or consolidation of the Company into or with any other entity which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, without the consent of holders representing 75% of the then outstanding shares of the Preferred Stock; (ii) a Change of Control (as hereinafter defined) in the Company; or (iii) the consummation of the sale by the Company of common stock by and for the account of the Company pursuant to an underwritten initial public offering effected pursuant to an effective registration statement under the Securities Act of 1933, as in effect at the relevant time.

                  (c) As promptly as possible but in no event later than five
(5) days after the time the Company knows or should have known of the occurrence of any Triggering Event, a notice (the "Triggering Event Notice") shall be given by the Company by first class mail, postage prepaid, certified mail, return receipt requested, by courier or by facsimile transmission, receipt acknowledged, to the holders of record of the shares of the Preferred Stock at their respective addresses or facsimile numbers as the same shall appear on the books of the Company, stating that the event specified in the notice has occurred and that each holder has the right to tender such holder's shares of the Preferred Stock for redemption in cash pursuant to the terms hereof. Any holder of record of the shares of the Preferred Stock may waive its right to the Triggering Event Notice provided for herein.

                  (d) Notwithstanding any of the foregoing provisions in this
Section 3 to the contrary, the Company shall have the right, but not the obligation, to purchase all or part of any Preferred Stock outstanding after July 23, 2002, which right may be exercised by the Company from time to time and, if so exercised, the holders of Preferred Stock shall be obligated to surrender for redemption any such shares so elected to be purchased by the Company in accordance with the terms hereof. The Company shall redeem such Preferred Stock at the Redemption Price set forth in Section 3(a) and by following the procedures and issuing the notices specified in Sections 3(a) and 3(c) hereof, respectively.

                  (e) Notwithstanding anything contained herein to the contrary, the Company shall pay the Redemption Price to holders of Preferred Stock who validly tender their shares for redemption by the Redemption Date upon any mandatory redemption described in this Section 3; provided that the Company has Available Funds to pay the Redemption Price. If the Available Funds of the Company for distribution in redemption of shares of the Preferred Stock pursuant to this Section 3 are insufficient to redeem all of the shares of the Preferred Stock on the Redemption Date, the Available Funds shall be used to redeem the number of shares of the Preferred Stock which may be redeemed for such amount on a pro rata basis. At any time thereafter when additional funds become available for the redemption of additional tendered shares of the Preferred Stock, the Company shall immediately notify the holders of the tendered shares of the Preferred Stock of the availability of such funds and such funds shall be immediately used to redeem such additional tendered shares until such time as all of the tendered shares of the Preferred Stock shall have been redeemed. On and after the Redemption Date, dividends shall cease to accrue on the shares of the Preferred Stock to be redeemed and the holders of such shares shall cease to be shareholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof, but shall have a claim against the Company as a general creditor of the Company due in respect of the shares to be so redeemed plus interest as hereafter provided. If the Company shall not have Available Funds or shall fail to so pay for the shares tendered for redemption on the Redemption Date, holders of the shares of the Preferred Stock shall be entitled to receive interest at a rate of eleven percent (11%) per annum from the Redemption Date up to and including the date of payment of the Redemption Price. If the Company shall have failed to pay the Redemption Price with respect to any shares of the Preferred Stock at the time such Redemption Price shall be due and payable, the Company shall not declare or pay any dividend on Junior Shares or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in Junior Shares).

         4.       Optional Redemption.

                  (a) The Company, at its option, may at any time, purchase and redeem all or part of the Preferred Stock at a price per share of $1,000 if the Company pays the redemption price from operating cash flow, or otherwise at the price per share set forth for the date fixed for redemption in the following table:

                  Date Fixed for Redemption                            Price

                  On or after July 23, 1996 and on or
                  before July 23, 1997                                 $1,030

                  After July 23, 1997 and on or before
                  July 23, 1998                                        $1,020

                  After July 23, 1998 and on or before
                  July 23, 1999                                        $1,010

                  Any date after July 23, 1999                         $1,000

plus an amount equal to the dividends accrued and unpaid thereon to the date set for redemption (collectively, the "Call Price"); provided that in no event shall any such single redemption be for shares of Preferred Stock having an aggregate liquidation value of less than $500,000 in the aggregate, and in each case, the Call Price shall be payable only out of Available Funds.

                  (b) Not less than ten (10) days or more than thirty (30) days prior to the date fixed for redemption under this Section 4, a notice shall be given by the Company, by first class mail, postage prepaid, certified mail, return receipt requested, by courier or by facsimile transmission, receipt acknowledged, to the holders of record of the shares of the Preferred Stock to be redeemed at their respective addresses or facsimile numbers as the same shall appear on the books of the Company, stating (i) the redemption date, (ii) the aggregate number of shares of the Preferred Stock to be redeemed, (iii) the place where certificates for such shares are to be surrendered for payment of the Call Price and, (iv) that dividends on the shares to be redeemed will cease to accrue. Any such optional redemptions shall be pro rata among the holders of Preferred Stock.

                  (c) On or before the close of business on the date fixed for redemption in a redemption notice given by the Company pursuant to this Section 4, the Company shall pay to the holders of the shares of the Preferred Stock the Call Price out of Available Funds upon surrender in accordance with said notice of the certificates for any shares of the Preferred Stock to be redeemed, duly endorsed in blank, with signatures guaranteed. On and after the redemption date, dividends shall cease to accrue on the shares of the Preferred Stock to be redeemed and the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof but shall have a claim against the Company as a general creditor of the Company due in respect of the shares to be so redeemed plus interest as hereafter provided. If the Company shall fail to pay the Call Price in accordance with this paragraph (c), holders of the shares of the Preferred Stock to be redeemed shall be entitled to receive interest at a rate of eleven percent (11%) per annum from the date fixed for redemption up to and including the date of payment.

                  (d) If the Company shall have failed to pay the Call Price with respect to any shares of the Preferred Stock at the time such Call Price shall be due and payable, the Company shall not declare or pay any dividend on Junior Shares or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Junior Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in Junior Shares).

         5. Reacquired Shares. All shares of the Preferred Stock which are at any time redeemed pursuant to Section 3 or Section 4 and all shares of the Preferred Stock which are otherwise reacquired by the Company and subsequently canceled by the Board of Directors of the Company shall have the status of authorized but unissued preferred stock, without designation as to series, subject to reissuance by the Board of Directors of the Company as Junior Shares.

         6. Voting Rights. The holders of the Preferred Stock shall have no voting rights, except for those voting rights set forth in the Stockholder Agreement and those provided by law or in the Articles of Incorporation of the Company.

         7. No Preemptive Rights. The holders of shares of the Preferred Stock shall have no preemptive rights.

         8. Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

                  "Available Funds" shall mean any funds legally available for the payment of dividends and interest accrued with respect to shares of the Preferred Stock or for the payment of the Redemption Price or Call Price of shares of the Preferred Stock.

                  "Change of Control" shall mean that any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) other than the "Investors" and "Investor Affiliates," as such terms are defined in the Purchase Agreement, shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 45% or more of the common stock of the Company, or such Investors and Investor Affiliates shall cease to be the beneficial owner of at least 45% of the common stock of the Company.

                  "Junior Shares" shall mean any shares of any series or class of capital stock of the Company, other than the Preferred Stock.

                  "Purchase Agreement" shall mean the Note, Warrant and Preferred Stock Purchase Agreement dated on or about July 23, 1996 by and among the Company, Hanifen Imhoff Mezzanine Fund, L.P. and National City Capital Corporation, as it may be amended from time to time.

                  "Stockholder Agreement" shall mean the Stockholder Agreement by and among the Company and the stockholders of the Company dated on or about July 23, 1996, as it may be amended from time to time.

C&S 515 (Rev. 3/00)
--------------------------------------------------------------------------------

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------

DATE RECEIVED                               (FOR BUREAU USE ONLY)







--------------------------------------------------


NAME:  J. MICHAEL BERNARD, DYKEMA GOSSETT PLLC
--------------------------------------------------      EFFECTIVE DATE:
ADDRESS:  400 RENAISSANCE CENTER
--------------------------------------------------
CITY:  DETROIT       STATE:  MICHIGAN     ZIP CODE: 48243
---------------------------------------------------------
--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.





            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS


         PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972 (PROFIT CORPORATIONS), OR ACT 162, PUBLIC ACTS OF 1982 (NONPROFIT CORPORATIONS), THE UNDERSIGNED CORPORATION EXECUTES THE FOLLOWING CERTIFICATE:

1.    The present name of the corporation is:

                    MCE COMPANIES, INC.


2.       The Identification number assigned by the Bureau is:

                    336-788.


3.       The Articles of  Incorporation  are hereby amended by adding a new
         Article X, which shall read in its entirety as follows:

                                   "ARTICLE X
                            Opting-Out of Chapter 7A

                  Pursuant to Section 784(1)(b) of the MBCA, the corporation elects not to be governed by Chapter 7A of the MBCA, being Sections 775 through 784 of the MBCA; provided that the corporation's Board of Directors may terminate this election in whole or in part by action of a majority of directors then in office."

4. The foregoing amendment to the Articles of Incorporation was duly adopted as of the 17th day of August, 2000, by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.



                          Signed this 28th day of August, 2000



                          By:   /s/ John L. Smucker
                                -----------------------------------------
                                John L. Smucker
                                President






                                       2